ENERGY TRANSFER PARTNERS, L.P.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
The following unaudited pro forma consolidated financial information of Energy Transfer Partners, L.P. (“ETP”) reflects the pro forma impacts of multiple transactions, each of which is described in the following sections. The Propane Transaction and Citrus Transaction (both of which terms are defined below) were completed in January 2012 and March 2012, respectively and both transactions are collectively referred to as the “Prior Transactions” throughout the unaudited pro forma financial information and accompanying notes. The Sunoco Transaction (as defined below) was completed in October 2012, the Holdco Transaction (as defined below) was completed concurrent with the Sunoco Transaction, and the Southern Union local distribution company dispositions (as discussed below) was announced in December 2012.
The unaudited pro forma condensed consolidated balance sheet gives effect to the Sunoco Transaction, Holdco Transaction and the Southern Union local distribution company dispositions as if they had occurred on September 30, 2012; the unaudited pro forma condensed consolidated statements of continuing operations assume that the Propane Transaction, Citrus Transaction, Sunoco Transaction, Holdco Transaction and the Southern Union local distribution company dispositions were consummated on January 1, 2011. The unaudited pro forma condensed balance sheet and condensed consolidated statements of continuing operations should be read in conjunction with (i) ETP's Annual Report on Form 10-K for the year ended December 31, 2011, (ii) ETP's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, (iii) Sunoco, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011, (iv) Sunoco, Inc.'s financial statements for the nine months ended September 30, 2012 and 2011, (v) Sunoco, Inc.'s Current Report on Form 8-K filed with the SEC on June 22, 2012, (vi) Sunoco, Inc.'s Current Report on Form 8-K filed with the SEC on September 13, 2012, (vii) Southern Union Company's Annual Report on Form 10-K for the year ended December 31, 2011 and (viii) Southern Union Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012.
The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Propane Transaction, Citrus Transaction, Sunoco Transaction, Holdco Transaction and the Southern Union local distribution company dispositions had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.
Propane Transaction
On January 12, 2012, ETP contributed its propane operations, consisting of Heritage Operating, L.P. ("HOLP") and Titan Energy Partners, L.P. ("Titan") (which we refer to collectively as the “Propane Business”) to AmeriGas Partners, L.P. (“AmeriGas”). ETP received approximately $1.46 billion in cash and approximately 29.6 million AmeriGas common units valued at $1.12 billion at the time of the contribution. AmeriGas also assumed approximately $71 million of existing HOLP debt. The cash proceeds were used to complete the redemption of $750 million of aggregate principal amount of ETP senior notes and to repay borrowings on ETP's revolving credit facility.
Citrus Transaction
On March 26, 2012, Energy Transfer Equity, L.P. ("ETE") consummated the acquisition of Southern Union Company ("Southern Union") and, concurrently with the closing of the Southern Union acquisition, CrossCountry Energy, LLC ("CrossCountry"), a subsidiary of Southern Union that indirectly owns a 50% interest in Citrus Corp., merged with a subsidiary of ETP and, in connection therewith, ETP paid $1.895 billion in cash and issued $105 million of ETP common units (which we refer to as the “Citrus Transaction”). ETP used cash proceeds from its January 2012 public offering of $2 billion of aggregate principal amount of senior notes to fund the cash portion of the purchase price of the Citrus Transaction. As a result of the consummation of the Citrus Transaction, ETP owns CrossCountry which in turn owns a 50% interest in Citrus Corp. The other 50% interest in Citrus Corp. is owned by Kinder Morgan, Inc. In conjunction with the Citrus Transaction, ETE agreed to relinquish its rights to approximately $220 million of incentive distributions from ETP that ETE would otherwise be entitled to receive over 16 consecutive quarters.

Sunoco Transaction
On October 5, 2012, Sam Acquisition Corporation, a Pennsylvania corporation and a wholly-owned subsidiary of ETP, completed its acquisition of Sunoco, Inc. ("Sunoco") in exchange for ETP Common Units and cash. Under the terms of the merger agreement, Sunoco shareholders received a total of approximately 55 million ETP Common Units and a total of approximately $2.62 billion of cash. ETP used Sunoco's cash on hand to partially fund the cash portion of the Sunoco Transaction consideration. The remainder of the cash portion of the purchase price was funded with borrowings on ETP's revolving credit facility.
Prior to the Sunoco Transaction, on September 8, 2012, Sunoco completed the exit from its Northeast refining operations by contributing the refining assets at its Philadelphia, Pennsylvania refinery and various commercial contracts to Philadelphia Energy Solutions ("PES"), a joint venture with The Carlyle Group, L.P. ("The Carlyle Group"). Sunoco also permanently idled the main refining processing units at its Marcus Hook, Pennsylvania refinery in June 2012. The Marcus Hook facility continued to support operations at the Philadelphia refinery prior to commencement of the PES joint venture. Under the terms of the joint venture agreement, The Carlyle Group contributed cash in exchange for a 67% controlling interest in PES. In exchange for contributing its Philadelphia refinery assets and various commercial contracts to the joint venture, Sunoco retained a 33% non-operating minority interest. For purposes of these pro forma financial statements, the Northeast refining operations are included in Sunoco's historical amounts, as such amounts have previously been reported by Sunoco, and pro forma adjustments have been included to eliminate the Northeast refining operations and to record the pro forma continuing impacts, including pro forma equity in earnings from the PES joint venture.

Holdco Transaction
Immediately following the closing of the Sunoco Transaction, ETE contributed its interest in Southern Union into ETP Holdco Corporation (“Holdco”), an ETP-controlled entity, in exchange for a 60% equity interest in Holdco. In conjunction with ETE's contribution, ETP contributed its interest in Sunoco to Holdco and will retain a 40% equity interest in Holdco. Prior to the contribution of Sunoco to Holdco, Sunoco contributed $2.0 billion in cash and its interests in Sunoco Logistics Partners L.P. to ETP in exchange for 90,706,000 Class F Units representing limited partner interests in ETP ("Class F Units"). The Class F Units are entitled to 35% of the quarterly cash distribution generated by ETP and its subsidiaries other than Holdco, subject to a maximum cash distribution of $3.75 per Class F Unit per year. Pursuant to a stockholders agreement between ETE and ETP, ETP will control Holdco. Consequently, ETP will consolidate Holdco (including Sunoco and Southern Union) in its financial statements subsequent to consummation of the Holdco Transaction. Under the terms of the Holdco transaction agreement, ETE relinquished an aggregate of $210 million of incentive distributions over 12 consecutive quarters following the closing of the Holdco transaction.
Southern Union Local Distribution Company Dispositions
On December 17, 2012, Southern Union entered into definitive purchase and sale agreements with subsidiaries of the Laclede Group, Inc., ("Laclede"), to sell the assets of its Missouri Gas Energy and New England Gas Company divisions. The aggregate value of the transactions are approximately $1.035 billion, subject to customary closing adjustments, comprised of $1.015 billion in cash and approximately $20 million of assumed debt of the New England Gas Company division. The transactions are expected to close before the end of the third quarter of 2013, subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable regulatory approvals from the Missouri Public Service Commission and the Massachusetts Department of Public Utilities. We intend to use the net proceeds from these transactions to repay a portion of the outstanding indebtedness of Southern Union in order to maintain investment grade credit metrics. We refer to these transactions as the Southern Union local distribution company dispositions.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2012
(in millions)

	ETP Historical	Sunoco Historical	Sunoco Transaction Pro Forma Adjustments*		Southern Union Historical	Holdco Transaction Pro Forma Adjustments	ETP Pro Forma for Holdco Transaction	Southern Union Local Distribution Company Dispositions		ETP Pro Forma
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$110	$2,846	$(27)	a	$7	$—	$936	$613	d	$1,549
			(2,000)	b
Accounts receivable, net of allowance for doubtful accounts	541	3,448	(685)	a	161	—	3,465	(19)	d	3,446
Accounts receivable from related companies	45		—		14	—	59	—		59
Inventories	234	313	635	c	192	—	1,374	(66)	d	1,308
Exchanges receivable	19	—	—		26	—	45	—		45
Price risk management assets	18	—	—		7	—	25	—		25
Current assets held for sale	7	—	—		—	—	7	—		7
Other current assets	115	67	—		75	—	257	(57)	d	200
Total current assets	1,089	6,674	(2,077)		482	—	6,168	471		6,639

PROPERTY, PLANT AND EQUIPMENT, net	12,858	3,579	3,073	c	6,965	—	26,475	(709)	d	25,766

NON-CURRENT ASSETS HELD FOR SALE	191	—	—		—	—	191	—		191
ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	3,198	203	—		123	—	3,524	—		3,524
NON-CURRENT PRICE RISK MANAGEMENT ASSETS	42	—	—		—	—	42	—		42
GOODWILL	600	115	3,159	c	2,030	—	5,904	(252)	d	5,652

INTANGIBLE ASSETS, net	162	272	643	c	—	—	1,077	—		1,077
OTHER NON-CURRENT ASSETS, net	157	163	—		280	—	600	(144)	d	456
Total assets	$18,297	$11,006	$4,798		$9,880	$—	$43,981	$(634)		$43,347

* Includes pro forma adjustments to reflect Sunoco's exit from its Northeast refining operations and formation of the PES joint venture, as well as pro forma adjustments related to ETP's acquisition of Sunoco. Pro forma impacts of these transactions are reflected separately within this column, as described in the notes that follow.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2012
(in millions)

	ETP Historical	Sunoco Historical	Sunoco Transaction Pro Forma Adjustments*		Southern Union Historical	Holdco Transaction Pro Forma Adjustments		ETP Pro Forma for Holdco Transaction	Southern Union Local Distribution Company Dispositions		ETP Pro Forma
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	$381	$3,618	$(712)	a	$109	$—		$3,396	$(20)	d	$3,376
Accounts payable to related companies	8	—	—		32	—		40	(219)	d	(179)
Exchanges payable	14	—	—		99	—		113	—		113
Price risk management liabilities	89	—	—		25	—		114	(8)	d	106
Accrued and other current liabilities	723	691	45	c	202	—		1,661	233	d	1,894
Current maturities of long-term debt	350	—	—		428	—		778	—		778
Current liabilities held for sale	5	—	—		—	—		5	—		5
Total current liabilities	1,570	4,309	(667)		895	—		6,107	(14)		6,093

LONG-TERM DEBT, less current maturities	8,691	2,615	620	b	3,094	—		15,326	(423)	d	14,903
			306	c
ACCUMULATED DEFERRED INCOME TAXES	150	683	1,144	c	1,707	—		3,684	(202)	d	3,482
OTHER NON-CURRENT LIABILITIES	97	743	—		350	—		1,190	(120)	d	1,070

COMMITMENTS AND CONTINGENCIES

EQUITY:
General Partner	190	—	—		—	—		190	1	d	191
Limited Partners	6,733	—	(2,620)	b	—	—		9,021	49	d	9,070
			4,908	c
Accumulated other comprehensive income	(10)	(193)	193	c	(4)	4	e	(10)	—		(10)
Shareholders' Equity	—	2,000	(2,000)	c	3,913	(3,913)	e	—	—		—

Retained earnings	—	—	—		(75)	75	e	—	—		—
Total partners’ capital	6,913	1,807	481		3,834	(3,834)		9,201	50		9,251
Noncontrolling interest	876	849	2,914	c	—	3,834	e	8,473	75	d	8,548
Total equity	7,789	2,656	3,395		3,834	—		17,674	125		17,799
Total liabilities and equity	$18,297	$11,006	$4,798		$9,880	$—		$43,981	$(634)		$43,347

* Includes pro forma adjustments to reflect Sunoco's exit from its Northeast refining operations and formation of the PES joint venture, as well as pro forma adjustments related to ETP's acquisition of Sunoco. Pro forma impacts of these transactions are reflected separately within this column, as described in the notes that follow.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
For the Nine Months Ended September 30, 2012
(in millions, except per unit data)

	ETP Historical	Pro Forma Adjustments for Prior Transactions		Sunoco Historical	Sunoco Transaction Pro Forma Adjustments*		Southern Union Historical	Southern Union Pro Forma Adjustments		Holdco Transaction Pro Forma Adjustments		ETP Pro Forma for Holdco Transaction		Southern Union Local Distribution Company Dispositions		ETP Pro Forma
REVENUES	$3,941	$(93)	f	$35,258	$(12,175)	l	$1,624	$—		$—		$28,555		$(358)	d	$28,197
COSTS AND EXPENSES:
Cost of products sold and operating expenses	2,669	(80)	f	33,142	(11,098)	l	1,127	(91)	s	—		25,669		(282)	d	25,387
Depreciation and amortization	282	(4)	f	168	(5)	l	211	12	t	—		747		(26)	d	721
					83	m
Selling, general and administrative	151	(1)	f	459	(57)	l	64	—		—		604		—		604
					(12)	n
Impairment charges and other	—	—		124	(10)	l	—	—		—		102		—		102
					(12)	o
Total costs and expenses	3,102	(85)		33,893	(11,111)		1,402	(79)		—		27,122		(308)		26,814
OPERATING INCOME	839	(8)		1,365	(1,064)		222	79		—		1,433		(50)		1,383
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(383)	(24)	g	(123)	(3)	p	(147)	9	u	—		(671)		8	d	(663)
Equity in earnings of affiliates	63	19	g	41	21	l	16	(15)	v	—		145		—		145
Gain on deconsolidation of Propane Business	1,057	(1,057)	h	—	—		—	—		—		—		—		—
Gain on formation of Philadelphia Energy Solutions	—	—		1,144	(1,144)	l	—	—		—		—		—		—
Gains (losses) on disposal of assets	(1)	2	f	112	(2)	l	—	—		—		111		—		111
Loss on extinguishment of debt	(115)	115	i	—	—		—	—		—		—		—		—
Other, net	2	—		6	—		—	—		—		8		—		8
INCOME BEFORE INCOME TAX EXPENSE	1,462	(953)		2,545	(2,192)		91	73		—		1,026		(42)		984
Income tax expense (benefit)	15	—		956	(872)	l	51	32	w	(48)	z	91		(16)	d	75
					(43)	q
INCOME FROM CONTINUING OPERATIONS	1,447	(953)		1,589	(1,277)		40	41		48		935		(26)		909
LESS: INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTEREST	33	—		201	10	r	—	2	x	52	aa	298		(16)	d	282
INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO PARTNERS	1,414	(953)		1,388	(1,287)		40	39		(4)		637		(10)		627
GENERAL PARTNER'S INTEREST IN INCOME FROM CONTINUING OPERATIONS	342	(12)	j	—	18	r	—	1	y	—	aa	349		—		349
LIMITED PARTNERS' INTEREST IN INCOME (LOSS) FROM CONTINUING OPERATIONS	$1,072	$(941)	j	$1,388	$(1,305)	r	$40	$38	y	$(4)	aa	$288		$(10)		$278
BASIC INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$3.91											$0.99	k			$0.95	k
DILUTED INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$3.89											$0.98	k			$0.95	k
* Includes pro forma adjustments to reflect Sunoco's exit from its Northeast refining operations and formation of the PES joint venture, as well as pro forma adjustments related to ETP's acquisition of Sunoco. Pro forma impacts of these transactions are reflected separately within this column, as described in the notes that follow.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
For the Year Ended December 31, 2011
(in millions, except per unit data)

	ETP Historical	Pro Forma Adjustments for Prior Transactions		Sunoco Historical	Sunoco Transaction Pro Forma Adjustments*		Southern Union Historical	Southern Union Pro Forma Adjustments		Holdco Transaction Pro Forma Adjustments		ETP Pro Forma for Holdco Transaction		Southern Union Local Distribution Company Dispositions		ETP Pro Forma
REVENUES	$6,851	$(1,427)	f	$45,328	$(16,527)	l	$2,666	$—		$—		$36,891		$(669)	d	$36,222
COSTS AND EXPENSES:
Cost of products sold and operating expenses	4,963	(1,174)	f	44,119	(16,662)	l	1,860	(16)	s	—		33,090		(570)	d	32,520
Depreciation and amortization	431	(78)	f	335	(150)	l	238	51	t	—		937		(34)	d	903
					110	m
Selling, general and administrative	212	(47)	f	598	(56)	l	90	—		—		797		—		797
Impairment charges and other	—	—	f	2,629	(2,569)	l	—	—		—		60		—		60
Total costs and expenses	5,606	(1,299)		47,681	(19,327)		2,188	35		—		34,884		(604)		34,280
OPERATING INCOME (LOSS)	1,245	(128)		(2,353)	2,800		478	(35)		—		2,007		(65)		1,942
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(474)	(40)	g	(172)	(5)	p	(219)	38	u	—		(872)		14	d	(858)
Equity in earnings of affiliates	26	148	g	15	(65)	l	99	(93)	v	—		130		—		130
Gain (losses) on disposal of assets	(3)	3	f	13	(2)	l	—	—		—		11		—		11
Other, net	(78)	(1)	f	31	—		1	—		—		(47)		—		(47)
INCOME BEFORE INCOME TAX EXPENSE(BENEFIT)	716	(18)		(2,466)	2,728		359	(90)		—		1,229		(51)		1,178
Income tax expense (benefit)	19	(4)	f	(1,063)	1,150	l	104	(5)	w	(60)	z	115		(19)	d	96
					(26)	q
INCOME (LOSS) FROM CONTINUING OPERATIONS	697	(14)		(1,403)	1,604		255	(85)		60		1,114		(32)		1,082
LESS: INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTEREST	28	—		175	(11)	r	—	27	x	103	aa	322		(19)	d	303
INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO PARTNERS	669	(14)		(1,578)	1,615		255	(112)		(43)		792		(13)		779
GENERAL PARTNER'S INTEREST IN INCOME FROM CONTINUING OPERATIONS	433	(55)	j	—	37	r	—	2	y	(1)	aa	416		—		416
LIMITED PARTNERS' INTEREST IN INCOME (LOSS) FROM CONTINUING OPERATIONS	$236	$41	j	$(1,578)	$1,578	r	$255	$(114)	y	$(42)	aa	$376		$(13)		$363
BASIC INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$1.10											$1.41	k			$1.36	k
DILUTED INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$1.10											$1.41	k			$1.36	k
* Includes pro forma adjustments to reflect Sunoco's exit from its Northeast refining operations and formation of the PES joint venture, as well as pro forma adjustments related to ETP's acquisition of Sunoco. Pro forma impacts of these transactions are reflected separately within this column, as described in the notes that follow.

ENERGY TRANSFER PARTNERS, L.P.
NOTES TO UNAUDITED PRO FORMA INFORMATION

The unaudited pro forma condensed consolidated financial information presented above gives effect to multiple transactions. The unaudited pro forma condensed consolidated balance sheet gives effect to the Sunoco Transaction, Holdco Transaction and the Southern Union local distribution company dispositions as if these transactions had been consummated on September 30, 2012. The unaudited pro forma condensed consolidated statements of continuing operations give effect to the Propane Transaction, Citrus Transaction, Sunoco Transaction, Holdco Transaction and the Southern Union local distribution company dispositions as if all of these transactions had been consummated on January 1, 2011. The Propane Transaction and Citrus Transaction were consummated during the nine months ended September 30, 2012, and both transactions collectively are referred to as the “Prior Transactions” throughout the unaudited pro forma financial information and accompanying notes. The Prior Transactions are already reflected in ETP's historical consolidated balance sheet as of September 30, 2012; therefore, no pro forma balance sheet adjustments are necessary.
The unaudited pro forma condensed consolidated financial information reflected above includes separate adjustments for the Sunoco Transaction and the Holdco Transaction. These two transactions were entered into separately at different times. The pro forma financial information reflects separately the impacts of (i) the completion of the Sunoco Transaction only and (ii) the completion of the Holdco Transaction concurrent with the Sunoco Transaction. ETP will control Holdco; therefore, Holdco has been consolidated by ETP for purposes of this pro forma financial information.
The Sunoco historical amounts included in the unaudited pro forma condensed consolidated statement of continuing operations for the year ended December 31, 2011 have been adjusted from the amounts originally reported by Sunoco to reflect Sunoco's completion of the spin-off of SunCoke Energy Inc. in January 2012. The Sunoco amounts included in the unaudited pro forma condensed consolidated statement of continuing operations for the nine months ended September 30, 2012 and the year ended December 31, 2011 have also been adjusted from the amounts originally reported by Sunoco to reflect Sunoco's exit from its Northeast refining operations.

a.
Represents the pro forma adjustments to reflect the settlement of certain of Sunoco's working capital amounts related to its exit from its Northeast refining operations and formation of the PES joint venture.

b.
To reflect the use of Sunoco's cash on hand to partially fund the cash portion of the Sunoco Transaction consideration. The remainder of the cash portion of the purchase price is assumed to be funded with long-term debt.

c.
To record the impacts of applying the purchase method of accounting to the Sunoco Transaction. These pro forma adjustments are based on management's preliminary estimates, which may change prior to the completion of the final valuation. The calculation of the estimated purchase price or the estimated fair values ultimately recorded for assets (including goodwill) and liabilities may differ materially from those reflected in the unaudited pro forma condensed consolidated balance sheet, and any such changes could cause our actual results to differ materially from those presented in the unaudited pro forma condensed consolidated statements of continuing operations.

The following is a preliminary estimate of the purchase price for Sunoco:

Total Sunoco shares assumed to be paid in cash (in millions)	105
Cash conversion amount per Sunoco share	$25.00
Cash portion of purchase price (in millions)	$2,620

Total Sunoco shares assumed to convert to ETP common units (in millions)	105
Sunoco share conversion rate	0.5245
ETP common units assumed to be issued (in millions)	55
ETP common unit closing price as of October 4, 2012	$41.62
Assumed fair value of equity portion of purchase price (in millions)	2,288
Total consideration to be paid (in millions)	$4,908

The following summarizes the assumed allocation of the purchase price among the assets acquired and liabilities assumed in the merger (in millions):

Total current assets	$6,597
Property, plant and equipment	6,652
Goodwill	3,274
Intangible assets	915
Other assets	366
Total assets	17,804
Total current liabilities	3,642
Long-term debt	2,921
Deferred income taxes	1,827
Other non-current liabilities	743
Total Liabilities	9,133
Noncontrolling Interest	3,763
12,896
Total consideration to be paid	$4,908

d.
To record the pro forma deconsolidation of Southern Union's local distribution companies in connection with the expected closing of the sale transaction announced on December 17, 2012 and the impacts of an assumed use of a portion of proceeds from the sale transaction to repay $400 million of Southern Union's existing debt. These pro forma balance sheet adjustments include income taxes payable of $277 million as a result of the assumed sale. These pro forma adjustments also include the related income tax expense impacts and the changes to income attributable to ETE's interest in Holdco.

e.	To record pro forma adjustments related to the formation of Holdco. The noncontrolling interest represents ETE's 60% ownership share of Holdco.

f.	To record the deconsolidation of ETP's propane operations in connection with the Propane Transaction.

g.
To record the pro forma impacts from the consideration received in connection with the Propane Transaction, including (i) ETP's receipt of AmeriGas common units representing approximately 34% of the limited partner interests in AmeriGas and (ii) ETP's use of cash proceeds from the transaction to redeem long-term debt. The unaudited pro forma condensed consolidated statements of continuing operations include adjustments to reduce interest expense resulting from the repayment of (i) $402 million of outstanding borrowings on ETP's revolving credit facility based on the amount outstanding as of January 1, 2011 and (ii) the redemption of $750 million of aggregate principal amount of ETP's senior notes.

The unaudited pro forma condensed consolidated statements of continuing operations also include adjustments to equity in earnings of affiliates to reflect the net impact of (i) ETP's proportionate share of AmeriGas' income attributable to limited partners and (ii) amortization of the excess fair value associated with ETP's interest in AmeriGas. ETP's equity in earnings of AmeriGas reflected in its unaudited pro forma condensed consolidated statements of continuing operations for the year ended December 31, 2011 are based on ETP's pro forma share of the earnings of AmeriGas for the twelve month period ended December 31, 2011 and the earnings of the Propane Business. For the nine months ended September 30, 2012, a similar pro forma adjustment has been included for the period from January 1, 2012 to January 12, 2012 (the date of the completion of the Propane Transaction).

The adjustment to equity in earnings of affiliates also includes approximately $15 million for the nine months ended September 30, 2012 and $93 million for the year ended December 31, 2011, representing ETP's pro forma equity in earnings of Citrus Corp.

The pro forma adjustments to interest expense are based on ETP's actual weighted average rate of 5.85% from incremental debt of $1.9 billion in connection with the Citrus Transaction.

h.
To eliminate the gain recognized by ETP in connection with the deconsolidation of the Propane Business. This gain is eliminated from the unaudited pro forma condensed consolidated statement of continuing operations because it would not have a continuing impact on ETP's results of operations.

i.
To eliminate ETP's loss on extinguishment of debt recognized during the nine months ended September 30, 2012. The loss on extinguishment of debt was recognized in connection with the redemption of $750 million of ETP's senior notes, as discussed above. The loss on extinguishment of debt is eliminated from the unaudited pro forma condensed consolidated statement of continuing operations because it would not have a continuing impact on ETP's results of operations.

j.
To reflect changes in amounts attributable to general and limited partners based on (i) pro forma changes in earnings resulting from adjustments (d), (e) and (f) above, (ii) the change in relative ownership percentage between the general partner and limited partners resulting from the issuance of $105 million of ETP common units in connection with the Citrus Transaction, and (iii) the impact for the period presented of ETE's relinquishment of $13.75 million per quarter of incentive distributions in connection with the Citrus Transaction.

k.	The pro forma basic and diluted average number of units outstanding used to calculate ETP's pro forma income (loss) per limited partner unit is calculated as follows:

	Basic Average Number of Units Outstanding		Diluted Average Number of Units Outstanding
	Nine months ended September 30, 2012	Year ended December 31, 2011	Nine months ended September 30, 2012	Year ended December 31, 2011
ETP historical	233,798,902	207,245,106	235,003,693	208,154,303
Effect of units issued in connection with the Citrus Transaction	651,507	2,249,092	651,507	2,249,092
ETP as adjusted for Completed Transactions	234,450,409	209,494,198	235,655,200	210,403,395
Effect of units issued in connection with the Sunoco Transaction	54,973,114	54,973,114	54,973,114	54,973,114
Effect of Holdco Transaction	(2,249,092)	(2,249,092)	(2,249,092)	(2,249,092)
ETP pro forma for Sunoco and Holdco Transactions	287,174,431	262,218,220	288,379,222	263,127,417

l.
Represents the pro forma adjustments to reflect Sunoco's exit from its Northeast refining operations and formation of the PES joint venture to (i) eliminate the Northeast refining operations' historical amounts from Sunoco's statement of continuing operations including revenues of approximately $23.2 billion and $31 billion for the nine months ended September 30, 2012 and for the year ended December 31, 2011, respectively, (ii) restore intercompany sales by Sunoco's Northeast refining operations to its retail marketing segment eliminated above of approximately $11.1 billion and $14.5 billion for the nine months ended September 30, 2012 and for the year ended December 31, 2011, respectively, (iii) reflect equity income (loss) related to Sunoco's 33% interest in PES, and (iv) to eliminate the gain recognized by Sunoco in connection with the formation of the PES joint venture. This gain is eliminated from the unaudited pro forma condensed consolidated statement of continuing operations because it would not have a continuing impact on ETP's results of operations.

m.
To record incremental depreciation and amortization expense related to estimated fair values recorded in purchase accounting. Depreciation expense is estimated based on a weighted average useful life of 28 years.

n.	To eliminate merger-related costs incurred by ETP because such costs would not have a continuing impact on results of operations.

o.	To eliminate merger-related costs incurred by Sunoco because such costs would not have a continuing impact on results of operations.

p.
To record interest expense at an assumed rate of 6.2% from incremental debt assumed to be issued in connection with the Sunoco Transaction. This adjustment is net of amortization assumed to be recorded on the fair value debt adjustment, which amortization was estimated to be approximately $34 million for the year ended December 31, 2011 and $26 million for the nine months ended September 30, 2012.

q.
To record pro forma income tax impacts resulting from assumed income recorded by Sunoco with respect to its ownership of ETP's Class F units, offset by the assumed reduction of Sunoco's income from the deconsolidation of Sunoco Logistics Partners L.P. Although the assumed change to Sunoco's income would not impact ETP's pro forma consolidated pre-tax income, a pro forma income tax adjustment is necessary due to the significantly different effective income tax rates of ETP and Sunoco.

r.	To reflect changes in amounts attributable to general and limited partners and noncontrolling interest based on Sunoco pro forma merger adjustments to net income.

s.	To eliminate merger-related costs incurred by Southern Union because such costs would not have a continuing impact on results of operations.

t.
To record incremental depreciation and amortization expense related to estimated fair values recorded in purchase accounting. Depreciation expense is estimated based on a weighted average useful life of 24 years.

u.
To adjust amortization included in interest expense to (i) reverse historical amortization of financing costs and fair value adjustments related to debt and (ii) record amortization related to the pro forma adjustment of Southern Union's debt to fair value.

v.	To reverse the equity in earnings of Citrus Corp. recorded in Southern Union's historical income statements.

w.	To record the pro forma income tax impact related to Southern Union pro forma adjustments to pre-tax income.

x.
To record the change in net income attributable to ETP's public unitholders as a result of the Citrus Transaction. This adjustment includes the impacts from (i) incremental income recorded by ETP from its equity method investment in Citrus Corp., (ii) the change in the relative ownership interests among the general partner and the limited partners as a result of ETP's issuance of $105 million of ETP common units in connection with the

Citrus Transaction, and (iii) the impact for the periods presented of ETE's relinquishment of $13.75 million per quarter of incentive distributions in connection with the Citrus Transaction.

y.	To record changes to the general and limited partners' interest in net income resulting from the consolidation of Southern Union.

z.	To record pro forma income tax benefit for Holdco resulting from intercompany debt assumed in connection with the Holdco Transaction.

aa.
To record changes to the general and limited partners interest in net income and noncontrolling interest resulting from the Holdco Transaction. This adjustment includes impacts from the consolidation of Southern Union. The pro forma adjustment to noncontrolling interest is based on an allocation of 60% of Holdco's pro forma income to ETE.